UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):       March 9, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

At the direction of the Board of Directors of the Registrant, management has been assessing potential strategic alternatives for Cenuco, Inc., the Registrant’s wireless technology unit. In connection with that assessment, management has reached a preliminary determination that it will likely be necessary to record an impairment charge of approximately $14.5 million, corresponding to the entire amount of the goodwill of the unit. A formal impairment analysis will be undertaken in connection with the preparation of the Registrant’s financial statements for the fiscal year ended February 28, 2007. This ongoing assessment does not affect the Registrant’s core health and beauty care business.

Item 7.01  Regulation FD Disclosure

On March 9, 2007, the Registrant issued a press release announcing the likelihood of recording an impairment charge in an amount corresponding to the entire amount of the goodwill of its wireless technology unit, Cenuco, Inc. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed“ for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Registrant under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1	Press Release dated March 9, 2007 (1)

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(1)  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer